UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 11, 2011 (July 5, 2011)

SPECTRUM BRANDS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

601 Rayovac Drive

Madison, Wisconsin 53711

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 5, 2011, Robin Roger, a director of Spectrum Brands Holdings, Inc. (the “Company”) resigned as a member of the Company’s Board of Directors (the “Board”) and as a member of the Company’s Nominating and Corporate Governance Committee. On that same date, the Board approved the filling of the vacancy left by Ms. Roger’s resignation with Omar Asali, 40, who was nominated as Ms. Roger’s replacement by the Company’s Nominating and Governance Committee on that same date. The Board appointed Mr. Asali as a Class I director of the Company and a member of the Company’s Nominating and Corporate Governance Committee.

Mr. Asali has served as a director of Harbinger Group Inc. since May 2011 and was named acting President of Harbinger Group Inc. on June 30, 2011. He is a Managing Director and Head of Global Strategy for Harbinger Capital Partners. He is responsible for global portfolio and business strategy. Prior to joining Harbinger Capital Partners in 2009, Mr. Asali was the co-head of Goldman Sachs Hedge Fund Strategies (“HFS”) where he helped to manage capital allocated to external managers. Mr. Asali also served as co-chair of the Investment Committee at HFS. Before joining HFS in 2003, Mr. Asali worked in Goldman Sachs’ Investment Banking Division, providing M&A and strategic advisory services. Mr. Asali began his career as a C.P.A, working for a public accounting firm. Mr. Asali received an M.B.A. from Columbia Business School and a B.S. in Accounting from Virginia Tech.

Ms. Roger is a Managing Director and General Counsel of Harbinger Capital Partners and had joined the Spectrum Board in June 2010.

In addition, the Board elected David Maura, 38, to the position of Chairman of the Board and Mr. Asali as Vice Chairman of the Board. Mr. Maura and Mr. Asali will serve in their respective positions in accordance with the Company’s Amended and Restated By-Laws and at the discretion of the Board.

Item 8.01. Other Events.

On July 6, 2011, the Company issued a press release announcing Ms. Roger’s resignation as director of the Company and the approval of the filling of the vacancy left by her resignation with Mr. Asali. A copy of the press release is furnished as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated July 6, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

SPECTRUM BRANDS HOLDINGS, INC.

By:	/s/ Nathan E. Fagre
Nathan E. Fagre
Vice President, Secretary and General Counsel

Dated: July 11, 2011